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                                                                     EXHIBIT 5.1
                    [LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]


                                November 14, 2001

Transition Auto Finance IV, Inc.
Transition Leasing Management, Inc.
8144 Walnut Hill Lane, Number 680
Dallas, Texas 75231

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel for Transition Auto Finance IV, Inc., a Texas corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") of the offer and sale by the Company of up to $10,000,000 of the Company's 9.0% Secured Redeemable Promissory Notes (the "Notes"). The Notes are being registered under the Act pursuant to the Company's Registration Statement on Form SB-2 (File No. 333-70350) originally filed by the Company with the Securities and Exchange Commission on September 27, 2001, as thereafter amended or supplemented (the "Registration Statement"). The Notes are to be sold to the public by Great Nation Investment Corporation (the "Underwriter") on the Company's behalf on a "best efforts" basis as described in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the form of Indenture (the "Indenture") relating to the Notes, including the form of the Notes included therein, included as an exhibit to the Registration Statement, (iii) the form of Best Efforts Underwriting Agreement between the Company and the Underwriter included as an exhibit to the Registration Statement and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (iii) a definitive subscription, purchase, underwriting or similar agreement with respect to any Notes offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

                  1. With respect to the Notes to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (as hereinafter defined) has taken all necessary corporate action to approve the issuance and terms of such Notes, the terms of the offering thereof and related matters; and (iii) the Notes have been duly executed, authenticated, issued and delivered in accordance



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Transition Auto Finance IV, Inc.
Transition Leasing Management, Inc.
November 14, 2001
Page 2

         with the provisions of the Indenture and in accordance with the applicable definitive subscription, purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We express no opinion other than as to the federal securities laws of the United States of America and the laws of the State of Texas.

         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

         (c) The opinions expressed above are subject to the qualification that the validity and binding effect of the Notes and the Indenture may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

         (d) We express no opinion as to the enforceability of any provisions providing for (i) the indemnification, exculpation or right of contribution to any person (A) in conflict with principles of public policy, (B) to the extent precluded by federal or state securities laws, or (C) purporting to indemnify or exculpate such person from the consequence of its own negligence or strict liability or illegality or violation of laws.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                       Respectfully submitted,

                                       /s/ Thompson & Knight L.L.P.

                                       Thompson & Knight L.L.P.